SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  July 2, 1996


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                1-13858         13-3245865
- --------------------------------      ------------   ---------------------------
(State or other jurisdiction          (Commission    (IRS Employer
     of incorporation)                File Number)   Identification No.)


           215O E. Lake Cook Road, Buffalo Grove, Illinois 60089-1877
- --------------------------------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:  (847) 793-7500




                             Exhibit Index on Page 6
                          in Sequentially Numbered Copy


                                Page 1 of 6 Pages






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Item 2.  Acquisition or Disposition of Assets.

                  On July 2, 1996, BT Office Products Deutschland GmbH + Co., KG and Classic Burobedarf Vertriebs GmbH, each of which is a German company and an indirect wholly owned subsidiary of BT Office Products International, Inc., a Delaware corporation (the "Registrant"), entered into a Share Purchase and Transfer Agreement (the "Purchase Agreement") as purchasers (collectively, the "Purchasers") with Heribert Keller, Manfred Otto Roth, Keller Organisation Beteiligungsgesellschaft mbH and Roth Organisation Beteiligungsgesellschaft mbH as sellers (collectively, the "Sellers") and BT Office Products Europe C.V., a Netherlands company and an indirect wholly owned subsidiary of the Registrant, as guarantor. Pursuant to the Purchase Agreement, the Purchasers have agreed to acquire from the Sellers all of the interests in Keller Organisation KG and Roth Organisation KG (the "Holding Companies"). The Holding Companies own all of the share capital of, or hold all of the interests in, Keller Buromatic GmbH, Ratingen (in the Dusseldorf area), and the Roth group, consisting of Buroeinrichtungshaus Roth GmbH, Wuppertal and Burosysteme Roth Essen
Beteiligungs GmbH, Essen and Burosysteme Roth Essen GmbH + Co., Essen (collectively, the "Keller + Roth Group"). The Keller + Roth Group are office products distributors in Germany with total sales of approximately $33 million for the fiscal year ended June 30, 1995.

                  The transfer of consideration for the acquisition is subject to clearance by the German Federal Cartel Office or expiration of the applicable waiting period under the German Restraint of Competition Act.

                  The purchase price for such transaction, which was determined as a result of an arm's length negotiation between unrelated parties, is approximately $13 million in cash, subject to adjustment as provided in the Purchase Agreement. The purchase price, less a contractual holdback for potential indemnification claims, will be paid upon the aforementioned clearance or expiration of the waiting period under German law.

                  The assets of the Keller + Roth Group to be acquired, including, without limitation, inventory and equipment, have been used by the Keller + Roth Group in the distribution of office products. The Purchasers intend to continue such use of the acquired assets.

                  The source of funds to be used to finance the acquisition is expected to be borrowings under the Registrant's $200 million Credit Agreement dated as of June 15, 1995 with KNP BT Antilliana, N.V. ("Antilliana"), as modified by an Assignment and Modification Agreement dated as of June 26, 1996 by and among the Registrant, Antilliana and KNP BT Finance (USA), Inc.

                                Page 2 of 6 Pages






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                  The foregoing  summary of the Purchase  Agreement is qualified in its entirety by reference to Exhibit 2 filed herewith and incorporated herein by reference.


                                Page 3 of 6 Pages






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Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

                  (a) and (b)  Financial Statements of Businesses Acquired and
                                   Pro Forma Financial Information

                  It is impracticable at this time to file the financial statements and pro forma financial information required to be filed pursuant to
Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed as soon as practicable but not later than 60 days from the date hereof.


                  (c)  Exhibits

                  (1) Share Purchase and Transfer Agreement dated July 2, 1996 between Heribert Keller, Manfred Otto Roth, Keller Organisation Beteiligungsgesellschaft mbH and Roth Organisation Beteiligungsgesellschaft mbH as Sellers, BT Office Products Deutschland GmbH + Co., KG and Classic Burobedarf Vertriebs GmbH as Purchasers, and BT Office Products Europe C.V. as Guarantor (English translation of German document).

                  In accordance with Item 601(b)(2) of Regulation S-K, the annexes referenced in the Share Purchase and Transfer Agreement have not been filed as part of the exhibit to this Form 8-K. The Registrant agrees to furnish supplementary a copy of the omitted annexes to the Commission upon request.





                                Page 4 of 6 Pages






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BT OFFICE PRODUCTS INTERNATIONAL,
                                      INC.



                                      By: /s/ John J. McKiernan
                                          --------------------------------------
                                              John J. McKiernan
                                              Vice President-Finance and
                                              Administration, Chief
                                              Financial Officer and
                                              Secretary

DATE:  July 17, 1996



                                Page 5 of 6 Pages






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                                INDEX TO EXHIBITS




                                                       Page in Sequentially
Exhibit No.              Description                      Numbered Copy
- -----------              -----------                    -------------------


   2                    Share Purchase and                      __
                        Transfer Agreement
                        (English translation
                        of German document)







                                Page 6 of 6 Pages






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